SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20509

                             FORM 8-K

                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                        September 21, 1998
                          Date of Report
                (Date of Earliest Event Reported)

               INTERNATIONAL HERITAGE, INCORPORATED
      (Exact Name of Registrant as Specified in its Charter)

       Nevada                  002-97690-D             87-0421191
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                I.D. No.)

                          Carolina Place
                 2626 Glenwood Avenue, Suite 200
                  Raleigh, North Carolina 27608
             (Address of Principal Executive Offices)

                          (919)571-4646
                  Registrant's Telephone Number


Item 1.   Changes in Control of Registrant.

None; not applicable.

Item 2.   Acquisition or Disposition of Assets.

None; not applicable.

Item 3.   Bankruptcy or Receivership.

None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

None; not applicable.

Item 5.   Other Events.

          On September 21, 1998 the Company's Board of Directors appointed
O. Kenneth Rudd, III to serve as Executive Vice President of the Company. Mr. Rudd currently serves on the Company's Board of Directors and has previously been employed as the Company's Executive Vice President of Sales. Mr. Rudd will continue to serve as the Company's Executive Vice President of Sales only with expanded duties and responsibilities as an officer of the Company.

          Mr. Rudd has served as a Director of the Company since March 1997. Mr. Rudd has been employed with the Company since 1996. From 1994 to 1996, Mr. Rudd was a Consultant to the Multi-Level Marketing industry. From 1987 to 1994, Mr. Rudd was National Marketing Director, top income earner, member of the executive council of the President's Advisory Board and a field trainer for National Safety Associates, Inc., a network marketing company. From 1981 to 1987, Mr. Rudd was a self-employed Real Estate Developer, developing residential and commercial property throughout the United States. From 1979 to 1981, Mr. Rudd was Industrial Relations manager for Transway International, a manufacturing and distribution company. From 1975 to 1979, Mr. Rudd was Professor of English, History and Social Science, as well as an athletic coach, at Savannah Country Day School in Savannah, Georgia. Mr. Rudd holds Bachelors degrees with top honors in English and Psychology and Masters degrees in English and Teaching from Duke University.

Item 6.   Resignations of Registrant's Directors.

None; not applicable.

Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

None; not applicable.

Item 8.   Change in Fiscal Year.

None; not applicable.

                            SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INTERNATIONAL HERITAGE, INCORPORATED

Date:          10/05/98.           By: /s/ Stanley H. Van Etten
                              ______________________________________
                                    President, CEO and Chairman of the Board